Sundance Strategies Releases update to Shareholders

July 21, 2014-Provo, Utah-(BUSINESS WIRE)-Sundance Strategies (OTCBB:SUND) releases the following update to shareholders:

We are excited about the many great things that have been happening with Sundance Strategies over the past several months.  For those of you who have been with Sundance for a while, we believe you will be impressed with the execution of our business plan and the developments of the last year.

Because interest from investors is expanding our shareholder base, however, there are a great many of you who are still traveling up the learning curve on just what it is Sundance does and how the Company does it.

The Opportunity

As people’s lives change, their need for life insurance changes. Young people need very little, families with kids and mortgages need a lot more. As people enter their golden years, their financial responsibilities tend to lessen, and many find that they are over-insured. Until recently, there were just two options: take the cash surrender value, if there is any in the policy (that is hand the policy back for a fraction of its face value), or continue to pay increasing premiums for more insurance than you need. In both cases, it’s better for the insurer than for the policyholder.

A third option has recently emerged, though, called a life settlement. In a life settlement, the policyholder sells their policy to a third-party who will collect the benefit in the future. The insurance company receives all future premiums from that third party, and the original policyholder gets more money than he or she would have by surrendering the policy back to the insurance company.

Life settlement is an option in 42 of the 50 states, and the total face value of in force life insurance policies in the US is approximately $19 trillion. As a comparison, in 2013, America’s GDP was $15.7 trillion. The market for life settlement policies is currently $109 billion and expectations are that it will rise to more than $150 billion in 2021, when 55 million adults will be 65 or older.

The Sundance Model

The increase in demand to buy policies creates a challenge for those in the life settlement business, namely how to get the capital necessary to purchase more and more policies while at the same time making the premium payments necessary to keep the policies in force. Sundance Strategies has a solution.

It is important to understand that Sundance is not in the business of purchasing policies from seniors that are looking to generate cash and get out of paying the premiums.  Policies are purchased from other life settlement firms and hedge funds, selecting only those policies and portfolios that meet our rigid investment criteria. The other firms get an infusion of cash to, and we get a financially valuable asset that will pay a defined benefit in the future.

A pool of policies are bundled together and are refinanced with a Senior Secured Lender that pays all of the expenses and future premiums.  This reduces the risk for Sundance as these policies are carried to maturity with the carrying costs included in the financing.

When enough of these refinanced policies are in our control, we will bundle these policies together and endeavor to issue a corporate bond backed by the cash flow expected from the policies as the insurer pays out benefits. Bond investors get a very safe stream of income, and we recycle our cash to continue the process all over.

Two intertwined issues arise here that pose challenges to Sundance. First, we don’t know exactly when we will receive payment on the net insurance benefits we hold. Second, the pool of net insurance benefits we hold are unlikely to ever have a sufficient number of policies to rely on the “Law of Big Numbers” that makes actuarial science work.  Combined, these could result in a very lumpy cash-flow that could undermine the entire investment premise.

Sundance Strategies has overcome these intertwined issues by way of a reinsurance program with a major, US-based, A-rated reinsurer. This reinsurance provides up to 75% of projected benefits in any year where actual benefit payment experience varies from statistical expectations. We call this insurance Mortality Re-Insurance (MRI).

For example, if $10 million of benefits were expected based on actuarial models, but only $5 million were actually paid under the terms of the relevant policies, then the MRI reinsurer would provide an additional $2.5 million to help smooth out the payment obligations. The $5 million that did not come in that year is certain to be paid out in the future – the reinsurance simply provides greater certainty about when moneys are paid and how much.

Net Insurance Benefit

A key component to understanding our business is the concept of Net Insurance Benefit [NIB]. NIB is simply the remaining cash available for Sundance when the policy face value has been paid to us after a policy matures, less the total of all premium payments, financing costs, MRI and expenses have been subtracted from that face amount.

Year in Review

Over the past year Sundance has accomplished the following.

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Closed the initial $4 million private placement in April, 2013.

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Announced the closing of the 2nd private placement of $15 million in November, 2013, of which $11,792,500 was received from paid subscriptions; and announced on July 16, 2014, $3,300,000 in a new subscription receivable, which is due and payable on August  15, 2014.

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Acquired $219 million in Face Death Benefit that has been fully processed into Sundance’s NIB structure with approximately $300 million of additional Face Death Benefit under contract and in the NIB structure process.

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Sundance is working diligently to build the strength of our shares by actively promoting our company to the Investment Community.

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The Company is reviewing several portfolios with hundreds of millions in Face Value Death Benefit.  A portion of these portfolios that fit within our company business model may be acquired at some point in the near future.

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Along with these important accomplishments we have surrounded ourselves with quality people with Life Settlements experience to help us move the business forward.

In addition, Sundance has had initial discussions with major stock exchanges regarding the possible up-listing of our stock which we are working to qualify for by the end of this calendar year.

We invite you to visit our website www.sundancestrategies.com  to view all of our current documentation including our investor presentation, current filings and whiteboard presentation.

We are very excited about our business model and our go forward plans.  Thank you for your trust and investment.  If you have any questions or concerns please feel free to contact us.

Thank you,

Randy Pearson, President

randy@sundancestrategies.com

(801) 705-8968

Matt Pearson, Chief Operations Officer

matt@sundancestrategies.com

(801) 705-8968

Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release.  This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.com.